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                                                                    Exhibit 3.02

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                MORGAN STANLEY DEAN WITTER SPECTRUM CURRENCY L.P.

            The undersigned, in order to form a limited partnership under and pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act, hereby certifies as follows:

            First. Name of Limited Partnership. The name of the limited partnership is Morgan Stanley Dean Witter Spectrum Currency L.P. (the "Partnership").

            Second. Registered Office and Agent. The address of the Partnership's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Partnership's registered agent is The Corporation Trust Company.

            Third. General Partner. The name and mailing address of the sole general partner of the Partnership is Demeter Management Corporation, Two World Trade Center, 62nd Floor, New York, New York 10048.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership on October 20, 1999.

                                    DEMETER MANAGEMENT CORPORATION,
                                          General Partner


                                    By: /s/ Robert E. Murray
                                        ------------------------
                                        Robert E. Murray
                                        President